SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 - Other Events

Item 8.01 - Other Events.

On December 20, 2012, our Board of Directors appointed Andrew C. von Eschenbach as a member of the Audit Committee and the Nominating/Corporate Governance Committee to fill the vacancy on the those committees arising from the recent death of Abraham E. Cohen.  Dr. von Eschenbach has served on our Board of Directors since November 2011, and is the Chairman of the Science and Technology Committee of the Board.  Dr. von Eschenbach meets the criteria for audit committee independence under Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Dr. von Eschenbach is the President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and is an Adjunct Professor at University of Texas MD Anderson Cancer Center. Dr. von Eschenbach formerly served as Commissioner of the Food and Drug Administration and as Director of the National Cancer Institute at the National Institutes of Health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: December 20, 2012	By	/s/ Peter S. Garcia
Chief Financial Officer